SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 14, 2004 (October 7, 2004)
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573–9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01	Entry into a Material Definite Agreement.

On October 1, 2004, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release, which announced the settlement of a class action by 29 operating and former franchisees of its Food Basics discount grocery operations in Ontario, Canada. On October 7, 2004 the court approved the settlement.

(c). Exhibits. The following exhibit is filed herewith:

Exhibit 99.1	Press Release of The Great Atlantic & Pacific Tea Company, dated October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY , INC .

By:	/s/ WILLIAM P. COSTANTINI

Name:	William P. Costantini
Title:	Senior Vice President,
General Counsel & Secretary

Dated: October 14, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 1, 2004